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                                                                   EXHIBIT 10.54


                                                               September 6, 1996

ICON Health & Fitness, Inc.
c/o Bain Capital, Inc.
Two Copley Place, 7th Floor
Boston, MA

Gentlemen:

     The undersigned, Weider Publications, Inc. ("Publications"), hereby agrees with you as follows:

     During the period from the date hereof through September 6, 1998, if ICON Health & Fitness, Inc. ("ICON") or any of its subsidiaries, provided that ICON owns or controls 80% of the voting power of such subsidiary (such subsidiaries referred to herein as the "Subsidiaries"), submits an insertion order to Publications for advertising space in any U>S. or European magazines published by Publications, Publications will offer a 40% discount (the "Discount") off the specific magazine's 1X rate on its then current rate card to ICON for each year in which: (i) in the case of magazines published by Publications in the United States, ICON and its Subsidiaries shall have purchased (which shall mean the advertising page ran in the specified magazine during the year), in the aggregate, an annual minimum of $500,000 (U.S.) of advertising space in such magazines or (ii) in the case of magazines published by Publications in Europe, ICON and its Subsidiaries shall have purchased (as defined above), in the aggregate, an annual minimum of %150,000 (U.S.) of advertising space in such magazines.

     If ICON has not met the annual minimum required to receive the Discount in the U.S. or Europe, as the case may be, on or before the last business day immediately preceding each anniversary date of this letter agreement, Publications will send frequency rate for all of the advertising purchased by ICON throughout the year in the U.S. or Europe, as the case may be, that would have applied but for the provisions of this agreement minus (ii) the amount
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originally billed to ICON for such purchases.  ICON shall pay the amount of such invoice within 30 days of the receipt of such invoice.

     In the event that ICON does not comply with the preceding paragraph or if ICON fails to pay any amount owing when due (each Publications invoice for advertising space sold to ICON is due 30 days from the date of the invoice), Publications will have no further obligations to sell advertising space to ICON or its subsidiaries, without prejudice to Publication's right to receive payment in full for any amounts due and owing hereunder.

     Nothing in this letter shall be construed as a requirement
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that ICON purchase any advertising space in any magazines published by
Publications.

     Upon either (i) the initial filing with the Securities and Exchange Commission of an initial public offering of debt or equity securities of Publications or an exchange offer pursuant to Rule 144A for debt securities of Publications or (ii) a sale of all or substantially all of the assets or stock of Publications to an unaffiliated third party, neither Publications, nor the purchaser of its business in the case of the preceding clause (ii), will have any further obligations to sell advertising space to ICON and its subsidiaries and this agreement shall be terminated, without prejudice to Publication's right to receive payment in full for any amounts due and owing hereunder.

     If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below. This letter shall become a binding agreement between Publications and ICON when one or more copies hereof shall have been executed by Publications and ICON.
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                               Very truly yours,



                               /s/
                               -------------------------------------------
                               Weider Publications, Inc.
                               21100 Erwin Street
                               Woodland Hills, CA 91367-3772

Accepted and agreed to:

ICON HEATH & FITNESS, INC.


By:
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Title:





                               WEIDER PUBLICATIONS, INC.



                               By
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